Exhibit 99.1

Perspective Therapeutics to Present at the 42nd Annual J.P. Morgan Healthcare Conference

SEATTLE – January 2, 2024 – Perspective Therapeutics, Inc. (“Perspective” or “the Company”) (NYSE AMERICAN: CATX), today announced that Thijs Spoor, the Company’s Chief Executive Officer, will present at the 42nd Annual J.P. Morgan Healthcare Conference in San Francisco, CA, on Thursday, January 11, 2024, at 12 p.m. PT. Management will also participate at investor conferences alongside the J.P. Morgan Healthcare Conference in San Francisco.

42nd Annual J.P. Morgan Healthcare Conference – Company Presentation

Date: Thursday, January 11, 2024

Time: 12 p.m. PT

Location: The Westin St. Francis Hotel, San Francisco, CA (Elizabethan B)

7th Annual BFC Global HealthCare BD & Investment Conference – Panel, “Great Science, Great Challenges: Partnership with the Big Pharma”

Moderator: Thijs Spoor

Panelists: Executives from Novartis, Sanofi, Bayer, Johnson and Johnson Innovative Medicine, and AstraZeneca China

Date: Sunday, January 7, 2024

Time: 9:15 a.m. PT

Location: The St. Regis, San Francisco, CA

7th Annual BFC Global HealthCare BD & Investment Conference – Roadshow

Date: Sunday, January 7, 2024

Time: 2:30 p.m. PT

Location: The St. Regis, San Francisco, CA (Room 2)

Biotech Showcase – Company Presentation

Date: Monday, January 8, 2024

Time: 10:30 a.m. PT

Location: Hilton San Francisco - Union Square, Yosemite A (Ballroom Level)

BIO Partnering @ JPM 2024

Date: January 8 - 12, 2024

Location: Marriott Marquis, San Francisco, CA

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc., is a radiopharmaceutical company that is pioneering advanced treatment applications for cancers throughout the body. The Company has a proprietary technology that utilizes the alpha emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting peptides. The Company is also developing complementary imaging diagnostics that incorporate the same targeting peptides which provide the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity associated with many other types of cancer treatments.

The Company's melanoma (VMT01) and neuroendocrine tumor (VMT-α-NET) programs have entered Phase 1/2a imaging and therapy trials for the treatment of metastatic melanoma and neuroendocrine tumors at several leading academic institutions. The Company has also developed a proprietary 212Pb generator to secure key isotopes for clinical trial and commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com .

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements concerning, among other things, the Company’s prediction that complementary imaging diagnostics that incorporate certain targeting peptides provide the opportunity to personalize treatment and optimize patient outcomes; the Company’s expectation that its “theranostic” approach enables the ability to see specific tumors and then treat it to potentially improve efficacy and minimize toxicity associated with many other types of cancer treatments; the Company’s expectations, beliefs, intentions, and strategies regarding the future; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: the Company’s ability to continue as a going concern, the potential that regulatory authorities may not grant or may delay approval for the Company’s product candidates; uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of regulatory authorities may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the Company’s ability to obtain and maintain regulatory approval for the Company’s product candidates; delays, interruptions or failures in the manufacture and supply of the Company’s product candidates; the size and growth potential of the markets for the Company’s product candidates, and the Company’s ability to service those markets; the Company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the Company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the Company’s ability to obtain additional funding to support its clinical development programs; the availability or potential availability of alternative products or treatments for conditions targeted by the Company that could affect the availability or commercial potential of its product candidates; the ability of the Company to manage growth and successfully integrate its businesses; the Company’s ability to maintain its key employees; whether there is sufficient training and use of the Company’s products and product candidates; the market acceptance and recognition of the Company’s products and product candidates; the Company’s ability to maintain and enforce its intellectual property rights; the Company’s ability to maintain its therapeutic isotope supply agreement with the Department of Energy; the Company’s ability to continue to comply with the procedures and regulatory requirements mandated by the FDA for additional trials, Phase 1 and 2 approvals, FDA Fast Track approvals, and 510(k) approval and reimbursement codes; and any changes in applicable laws and regulations. Other factors that may cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in the Company’s most recent Transition Report on Form 10-KT and the Company’s most recent Quarterly Report on Form 10-Q, each filed with the Securities and Exchange Commission (the “SEC”), in the Company’s other filings with the SEC, and in the Company’s future reports to be filed with the SEC and available at www.sec.gov.

Forward-looking statements contained in this press release are made as of this date, and the Company undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.

Media and Investor Relations Contacts:

Russo Partners, LLC

Nic Johnson

nic.johnson@russopartnersllc.com

Adanna G. Alexander, Ph.D.

adanna.alexander@russopartnersllc.com

Harrison Seidner, Ph.D.

harrison.seidner@russopartnersllc.com